U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 2

                                       TO

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Dr. Protein.com, Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)

Delaware                                   5499                      33-0954381
--------                                   ----                      ----------
(State or other jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
of incorporation or             Classification Code Number)  Identification No.)
organization)

1102 Buena Vista, San Clemente, California                                92672
------------------------------------------                                -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (949) 388-3402
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                             Michael J. Muellerleile
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                          --------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                         --------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                         --------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================== =================== ==================== ======================= ================
       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
---------------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock, $.001 par value          1,755,000              $0.10                $175,500             $46.33
================================== =================== ==================== ======================= ================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                              Dr. Protein.com, Inc.

                        1,755,000 Shares of Common Stock

This prospectus relates to 1,755,000 shares of common stock of Dr. Protein.com, Inc., which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.

See "Risk Factors" on pages 4 to 9 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this prospectus is October 25, 2001.
                             Subject to completion.

                                TABLE OF CONTENTS

    Prospectus Summary ......................................................4
    Risk Factors.............................................................4
    Use of Proceeds..........................................................9
    Determination of Offering Price..........................................9
    Dilution.................................................................9
    Selling Security Holders.................................................9
    Plan of Distribution....................................................11
    Legal Proceedings.......................................................12
    Directors, Executive Officers, Promoters and Control Persons............12
    Security Ownership of Certain Beneficial Owners and Management..........13
    Description of Our Securities...........................................13
    Interest of Named Experts and Counsel...................................14
    Disclosure of Commission Position on Indemnification for
    Securities Act Liabilities..............................................14
    Organization Within Last Five Years.....................................14
    Description of Business.................................................15
    Management's Discussion and Analysis of Financial Condition and
    Results of Operations...................................................20
    Description of Property.................................................21
    Certain Relationships and Related Transactions..........................21
    Market for Common Equity and Related Stockholder Matters................22
    Executive Compensation..................................................23
    Financial Statements....................................................25
    Changes in and Disagreements with Accountants on Accounting and
    Financial Disclosure....................................................44
    Legal Matters...........................................................44
    Experts.................................................................45
    Additional Information..................................................46
    Indemnification of Directors and Officers...............................46
    Other Expenses of Issuance and Distribution.............................47
    Recent Sales of Unregistered Securities.................................47
    Exhibits................................................................48
    Undertakings............................................................49
    Signatures..............................................................49

Prospectus Summary
------------------
Our business:                      We incorporated in Delaware on March 2, 2000.
                                   Our principal  business address is 1102 Buena
                                   Vista, San Clemente, California 92672. Our telephone number is 949.388.3402.

                                   We intend to be a provider of protein products, such as protein bars and protein drinks. We currently sell protein bars which are manufactured by Logic Nutrition, Inc. We currently market our protein bars to professional and amateur athletes that participate in alternative or extreme sports and other recreational activities such as surfing, snowboarding and adventure racing. If we generate revenues, we intend to increase our product offerings and intensify marketing activities. Our current website provides general information about the company and our current address and telephone number.

Number of shares being offered:    The  selling  security  holders  want to sell
                                   1,755,000  shares of our  common  stock.  The
                                   offered  shares were  acquired by the selling
                                   security   holders   in   private   placement
                                   transactions,  which  were  exempt  from  the
                                   registration    and    prospectus    delivery
                                   requirements of the Securities Act of 1933.

Number of shares outstanding:      6,395,000  shares  of our  common  stock  are
                                   issued and outstanding. We have no other securities issued.

Estimated use of proceeds:         We will not receive any of the proceeds from
                                   the sale of those shares being offered.


                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a significant and substantial number of risks. Any person who is not in a position to lose the entire amount of his investment should forego purchasing our common stock.

Risks related to our business:

We are a new company with losses since our formation and we anticipate that we will lose money in the foreseeable future. Therefore, we may not be able to achieve profitable operations.

We were formed on March 2, 2000 and have a limited operating history. Our losses since inception are $8,363 as of June 30, 2001. We expect to encounter difficulties as an early stage company in the rapidly evolving online commerce. Our business strategy is unproven, and we may not be successful in addressing early stage challenges, such as establishing our position in the market and expanding our online presence and capabilities. To implement our business plan, we must increase our marketing initiatives and identify and enter into additional strategic relationships.

Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in developmental stage companies. We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to achieve profitable operations.

We are dependent on one supplier for our protein bars, which are our only current potential source of revenue, and we do not currently have any other source for our protein bars.

Our protein bars are our only current potential source of revenue and we do not currently have any other source for these products. Our protein bars are currently supplied by Logic Nutrition, Inc., a California corporation. In the event that we cannot sell the protein bars manufactured by Logic Nutrition, Inc., we will need to develop a relationship with another manufacturer. Our failure to develop another relationship with a different manufacturer will significantly affect our ability to generate revenues.

We do not have a written agreement with Logic Nutrition, Inc. Logic Nutrition, Inc. has no obligation to provide protein bars to us and, therefore, Logic Nutrition, Inc. may terminate our relationship at any time. In the event that Logic Nutrition, Inc. terminates our relationship, we will not be able to offer protein bars until we establish a relationship with another provider. We cannot guaranty that we will be able to obtain our products from alternative suppliers. Failure to obtain alternative sources will significantly hinder our ability to generate revenues.

If targeted consumers do not purchase our products, our business may fail.

Our success depends on attracting and retaining a high volume of customers at a reasonable cost. We are currently marketing our products to a niche market which includes participants in alternative or extreme sports and recreational activities such as professional surfing and snowboarding and adventure racing. We may not be able to attract those consumers to our products. Moreover, we intend to offer our products via the Internet. Factors that could prevent or delay the consumer acceptance of purchasing our products online, and consequently our ability to increase our revenues, include:

     o shipping charges, which do not apply to shopping at traditional retail stores;
     o delivery time associated with online orders, as compared to the immediate receipt of products at a physical store;
     o pricing that does not meet consumer expectations of finding "the lowest price on the Internet";
     o    lack of consumer awareness of our online presence;
     o customer concerns about the security of online transactions and the privacy of their personal health information;
     o product damage from shipping or shipments of wrong or expired products, which may result in a failure to establish customer trust in purchasing our products online;
     o delays in responses to customer inquiries or in deliveries to customers; and
     o    difficulty in returning or exchanging orders.

We may not be able to compete effectively with other resellers, manufacturers and wholesalers, including other online companies as well as retail and catalog sources.

Many of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. We expect that competition will continue to increase because of the relative ease with which new websites may be developed. The nature of the Internet as an electronic marketplace may facilitate competitive entry and comparison-shopping and may also render online commerce inherently more competitive than traditional retailing formats. Increased competition may reduce our ability to generate revenues.

We anticipate that we will be heavily dependent upon advertising and strategic relationships to generate sales. Therefore, we may not generate revenues if we do not fund advertising and develop those strategic relationships.

We will attempt to develop strategic relationships with individuals who participate in extreme sports as well as companies that serve our proposed customer base, such as magazines and clothing manufacturers which target individuals who participate in extreme sports. Those relationships may include sponsorships with athletes and co-marketing arrangements with companies. We anticipate that we will rely on advertising and those strategic relationships that we develop to attract customers to our website. We intend to spend resources on our advertising and marketing to promote the Dr. Protein brand through online advertising, through newspaper, television and radio advertising and through athlete sponsorships. Our proposed advertising and any strategic relationships that we develop may not attract a significant number of customers to our website or generate a substantial amount of sales.

We expect to generate operating losses and to experience negative cash flow for the foreseeable future.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future. Our success depends on developing awareness of the Dr. Protein brand, providing our customers with a quality online shopping experience and investing in systems and technology that will support increased traffic to our website. Accordingly, we intend to increase our marketing and promotional expenditures, make additional payments in connection with strategic relationships and make capital expenditures to develop and maintain the quality of our website and operating systems.

Extensive governmental regulation could limit our sales or add significant additional costs to our business.

Because the online market for protein products and nutritional supplements is relatively new, there is little common law or regulatory guidance that clarifies the manner in which government regulation impacts online sales. The two principal federal agencies that regulate dietary supplements, including vitamins, nutritional supplements and minerals, are the Food and Drug Administration, or FDA, and the Federal Trade Commission, or FTC. Among other matters, FDA regulations govern claims that assert the health or nutritional value of a product. If the claims that are asserted for the products that we sell and distribute violate the law, we may be forced to pay significant civil penalties, which may hinder our ability to continue operations. We may also be subject to enforcement action if the products that we sell and distribute are not in compliance with other regulatory requirements, such as FDA labeling rules. In addition, because we may sell products outside the United States, our business is also subject to the risks associated with foreign legislation and regulations relating to exports. Other countries may have regulations governing health-related and food products that are manufactured in and imported from the United States. These regulations may include tariffs, duties, and taxes, which, if imposed on our products, may increase the cost to the consumer in those countries. We may not be able to price our products competitively in those foreign markets, which may deprive us of potential revenues. Other regulations may govern food and drug testing requirements, and may be more restrictive than those of the FDA. Our products have not been tested for any other country and our products may not comply with those more stringent requirements, which would prevent us from selling our products in those countries.

Our future financial results are uncertain and our operating results may fluctuate. Therefore, investors may lose all or part of their investment if our expanded operations are not profitable.

Our results of operations may vary from period to period because of a variety of factors, including but not limited to the following:

     o our introduction of new products and services. We may not be able to introduce new products or services which will generate revenues or compete with products that are introduced by our competitors.
     o cost increases from third-party service providers. Third-party service providers such as our web design and development provider may increase their costs.
     o production interruptions. Our supplier may not be able to provide the products that we sell and distribute in a timely manner if there is an interruption in their production.
     o changes in marketing and sales expenditures. We may be forced to expend additional funds to market our products.
     o acceptance of our products. Extreme sport enthusiasts may not buy our protein products.
     o competitive pricing pressures. We may not be able to price our products such that we compete with other providers of protein products.
     o general economic and industry conditions that affect customer demand and preferences. A continued downturn in the economy may reduce our proposed customers willingness to purchase our protein products.

We anticipate that we may need to raise additional capital to expand our operations. Our failure to raise additional capital will significantly limit our ability to conduct marketing activities and generate revenues.

To conduct marketing activities and generate revenues, we may be required to raise additional funds. We anticipate that we will need to approximately $5,000 to develop our website to provide a bulletin board with access to information on topics related to health and nutrition. We cannot guaranty that we will be able to obtain additional financing at commercially reasonable rates. Our failure to obtain additional funds would significantly limit or eliminate our ability to conduct marketing activities, which will significantly hinder our ability to continue our business operations and compete with other providers. We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed development of our website as well as our plans to sponsor athletes.

Our ability to raise additional capital through the sale of our stock may be harmed by competing resales of our common stock by the selling security holders.

The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.

We may be liable for products that we sell. Any claims or adverse judgments against us may reduce our financial resources or hinder our reputation.

Like any other distributor or manufacturer of products that are ingested, we face an inherent risk of exposure to product liability claims if the use of our products results in illness or injury. If we do not have adequate insurance or contractual indemnification, product liability claims could significantly reduce our financial resources and our ability to conduct operations. We do not currently maintain any product liability insurance. Manufacturers and distributors of vitamins, nutritional supplements and minerals have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of any insurance coverage that we may obtain would harm us by adding additional costs to our business and by diverting the attention of our senior management from the operation of our business. Moreover, we may be considered undercapitalized, which may allow creditors to pierce our corporate veil. If our corporate veil is pierced, our shareholders may be held personally liable for our liabilities.

We are dependent on the efforts and abilities of certain of our officer and directors.

The interruption of the services of our management could significantly hinder our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our executive officers. However, we cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. We may not be able to attract and retain qualified personnel.

As our officers and directors do not devote their full business time to our business, we may not be able to implement our business plan and our business may fail.

Our officers and directors presently devote only 50% of their business time to the management of our business because they work as employees for other companies. However, they do not currently operate any other business. We cannot guaranty that either of our officer or directors will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If either of our officer or directors does not devote a sufficient amount of their business time to the management of our business, then our business may fail.

Others may obtain domain names which are similar to our web domain name, which may cause confusion among web users and decrease any potential value of our name.

Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".biz", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names. As a result, others may obtain domain names which are similar to ours, which could cause confusion among web users trying to locate our site. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable to prevent third parties from acquiring domain names that are similar to ours. The acquisition of similar domain names by third parties could cause confusion among web users attempting to locate our site and could decrease the value of our name and the use of our site.

Risks related to owning our common stock:

Our officers, directors and principal security holders own approximately 69.73% of our outstanding shares of common stock, allowing these shareholders control matters requiring approval of our shareholders.

Our officers, directors and principal security holders, taken as a group, beneficially own, in the aggregate, approximately 69.73% of our outstanding shares of common stock. Such concentrated control of the company may adversely affect the price of our common stock. In addition, our officers, directors and principal security holders will be able to control matters requiring approval by our security holders, including the election of directors. Moreover, our officers, directors and principal security holders may have different interests from those interests of unaffiliated shareholders. Due to the overwhelming control by those principal shareholders, we may reject business combinations or change of control attempts that benefit the unaffiliated shareholders. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require shareholder approval.

Because we will be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors in our common stock to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. An active public market may not develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Moreover, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Because we lack a public market for shares of our common stock, the selling security holders will arbitrarily determine the offering price of the shares. Therefore, investors may lose all or part of their investment if the price of their shares is too high.

Our common stock is not publicly traded and we do not participate in an electronic quotation medium for securities traded outside the Nasdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. Therefore, the selling security holders may arbitrarily determine the offering price of shares of our common stock. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock in this offering would be unsuitable for a person who cannot afford to lose his entire investment.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------

The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices.

Dilution
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth information concerning the selling security holders including:

1. the number of shares owned by each selling security holder prior to this offering;
2. the total number of shares that are to be offered for each selling security holder; and
3. the total number of shares and the percentage of common stock that will be owned by each selling security holder upon completion of the offering.


The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge. Thomas E. Stepp, Jr., Michael J. Muellerleile, Deron M. Colby and Richard Reincke are employees of Stepp Law Group, which serves as our legal counsel. Amy M. Pontillas is a former employee of Stepp Law Group.

------------------------- ---------------------------------- ------------------------------ ----------------------------------
  Name of Selling          Amount of Shares of Common Stock    Amount of Shares of Common        Amount of Shares and the
  Security   Holder        Owned by Selling Security Holder    Stock to be Offered by the     Percentage of Common Stock Owned
                                 Before the Offering            Selling Security Holder       by Selling Security Holder After
                                                                                                the Offering is Complete
------------------------- ---------------------------------- ------------------------------ ----------------------------------
Thomas E. Stepp, Jr.                  400,000                        400,000                               0
------------------------------------------------------------------------------------------------------------------------------
Michael J. Muellerleile               400,000                        400,000                               0
------------------------------------------------------------------------------------------------------------------------------
Deron M. Colby                        300,000                        100,000                       200,000 and 3.13%
------------------------------------------------------------------------------------------------------------------------------
Richard C. Reincke                    300,000                        100,000                       200,000 and 3.13%
------------------------------------------------------------------------------------------------------------------------------
Suzanne Muellerleile                  300,000                        100,000                       200,000 and 3.13%
------------------------------------------------------------------------------------------------------------------------------
Cynthia A. Bergendahl                 300,000                        100,000                       200,000 and 3.13%
------------------------------------------------------------------------------------------------------------------------------
Amy Pontillas                         100,000                        100,000                               0
------------------------------------------------------------------------------------------------------------------------------
Sharareh Frouzesh                     50,000                         10,000                        40,000 and 0.63%
------------------------------------------------------------------------------------------------------------------------------
Christopher A. Cota                   50,000                         10,000                        40,000 and 0.63%
------------------------------------------------------------------------------------------------------------------------------
Renee Y. Close                        60,000                         10,000                        50,000 and 0.78%
------------------------------------------------------------------------------------------------------------------------------
Renee McCracken                       10,000                         10,000                                0
------------------------------------------------------------------------------------------------------------------------------
Eric Milo                             20,000                         20,000                                0
------------------------------------------------------------------------------------------------------------------------------
Matthew A. Bergendahl                 10,000                         10,000                                0
------------------------------------------------------------------------------------------------------------------------------
Jack Muellerleile                     10,000                         10,000                                0
------------------------------------------------------------------------------------------------------------------------------
Jason Ortega                          80,000                         20,000                        60,000 and 0.94%
------------------------------------------------------------------------------------------------------------------------------
Scott Sherman                         15,000                         15,000                                0
------------------------------------------------------------------------------------------------------------------------------
Brad Thompson                         10,000                         10,000                                0
------------------------------------------------------------------------------------------------------------------------------
AV Neely                              25,000                         25,000                                0
------------------------------------------------------------------------------------------------------------------------------
John Shukur                           12,500                         12,500                                0
------------------------------------------------------------------------------------------------------------------------------
Brad Fisher                            5,000                          5,000                                0
------------------------------------------------------------------------------------------------------------------------------
Alia Neely                            25,000                         25,000                                0
------------------------------------------------------------------------------------------------------------------------------
Wade Neely                            12,500                         12,500                                0
------------------------------------------------------------------------------------------------------------------------------
Leo Studer                            500,000                        50,000                        450,000 and 7.04%
------------------------------------------------------------------------------------------------------------------------------
William Sterling, Jr.                 12,500                         12,500                                0
------------------------------------------------------------------------------------------------------------------------------
Thomas J. Slosson                     10,000                         10,000                                0
------------------------------------------------------------------------------------------------------------------------------
Jerry A. Cardenas                      5,000                          5,000                                0
------------------------------------------------------------------------------------------------------------------------------
Gary Manley                           10,000                         10,000                                0
------------------------------------------------------------------------------------------------------------------------------
Jaime Han                              5,000                          5,000                                0
------------------------------------------------------------------------------------------------------------------------------
Sonny Martinez                        32,500                         12,500                        20,000 and 0.31%
------------------------------------------------------------------------------------------------------------------------------
Lyle Neely                            12,500                         12,500                                0
------------------------------------------------------------------------------------------------------------------------------
Eric Becker                            5,000                          5,000                                0
------------------------------------------------------------------------------------------------------------------------------
Jesus Avelar                          50,000                         10,000                        40,000 and 0.63%
------------------------------------------------------------------------------------------------------------------------------
Jim Mirrotto                          10,000                         10,000                                0
------------------------------------------------------------------------------------------------------------------------------
 Tim Neely                            97,500                         97,500                                0
------------------------------------------------------------------------------------------------------------------------------


In June 2001, we issued 1,995,000 shares of our common stock to eighteen investors. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. All of those shareholders have received their shares from this issuance.

In March 2001, we issued 1,000,000 shares of our common stock to Michelle Mirrotto, our president, secretary and one of our directors, in exchange for $.01 per share, or $10,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended.

On March 3, 2000, we issued 1,500,000 shares of our common stock to Thomas E. Stepp, Jr., Michael Muellerleile, Deron Colby, Richard Reincke and Amy Pontillas in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for legal services that were to be provided to us.

On March 3, 2000, we issued 1,900,000 shares of our common stock to John D. Muellerleile, our treasurer and one of our directors, Renee Y. Close, Cindy Bergendahl, Suzanne Muellerleile, Sharareh Frouzesh, Ryan Neely and Christopher
A. Cota, in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us.

Plan of Distribution
--------------------

The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The selling security holders do not intend to engage in short selling or other hedging activities. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o    privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. The selling security holders may not sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors.

Our directors and principal executive officers are as specified on the following table:

========================== ============== ====================================
                Name            Age                       Position
-------------------------- -------------- ------------------------------------
Michelle Mirrotto               27        president, secretary, director
-------------------------- -------------- ------------------------------------
John D. Muellerleile            34        treasurer, director
========================== ============== ====================================

Michelle Mirrotto. Ms. Mirrotto has been our president, secretary and one of our directors since March 2001. Since 2000, Ms. Mirrotto has been employed by Savon Drugs, where she is a pharmacist. From 1997 to 2000, Ms. Mirrotto attended the University of the Pacific, where she graduated in 2000 with her Doctor of Pharmacy. Ms. Mirrotto earned her Bachelor of Science degree in biology from California State University, Fullerton in 1997. Ms. Mirrotto is not an officer or director of any reporting company.

John D. Muellerleile. Mr. Muellerleile has been our treasurer and one of our directors since March 2000. Since 1993, Mr. Muellerleile has been employed by SimpleTech, Inc., a California corporation, where he is responsible for sales and marketing. Mr. Muellerleile earned his Bachelor of Arts degree in speech communications from California State University, Long Beach in 1992. Mr. Muellerleile is not an officer or director of any reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 25, 2001, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

================= ==================================== ================================= =====================
Title of Class    Name of Beneficial Owner                 Amount of Beneficial Owner       Percent of Class
----------------- ------------------------------------ --------------------------------- ---------------------
Common Stock      Michelle Mirrotto
                  1102 Buena Vista                        1,600,000 shares, president,          25.02%
                  San Clemente, CA 92672                       secretary, director
----------------- ------------------------------------ --------------------------------- ----------------------
Common Stock      John D. Muellerleile
                  1402 Veteran Avenue #B                  1,550,000 shares, treasurer,          24.24%
                  Los Angeles, CA 90024                             director
----------------- ------------------------------------ --------------------------------- ---------------------
Common Stock      Thomas E. Stepp, Jr.
                  1301 Dove Street, Suite 460 Newport            400,000 shares                 6.25%
                  Beach, CA 92660
----------------- ------------------------------------ --------------------------------- ---------------------
Common Stock      Michael Muellerleile
                  1301 Dove Street, Suite 460 Newport            400,000 shares                 6.25%
                  Beach, CA 92660
----------------- ------------------------------------ --------------------------------- ---------------------
Common Stock      Ryan A. Neely
                  1102 Buena Vista                              1,600,000 shares                25.02%
                  San Clemente, CA 92672
----------------- ------------------------------------ --------------------------------- ---------------------
Common Stock      Leo Studer
                  49-418 Croquet Court                           500,000 shares                 7.82%
                  Indio, CA 92201
----------------- ------------------------------------ --------------------------------- ---------------------
Common Stock      All directors and named executive
                  officers as a group                           3,150,000 shares                49.25%
================= ==================================== ================================= =====================

On September 22, 2001, Michelle Mirrotto, who owns 1,000,000 shares, married Ryan A. Neely, who owns 600,000 shares. Therefore, each beneficially owns 1,600,000 shares of common stock. Thomas E. Stepp, Jr. and Michael J. Muellerleile are employees of Stepp Law Group, which serves as our legal counsel.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of our Securities
-----------------------------

Description of Capital Stock We are authorized to issue 50,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. As of October 25, 2001, 6,395,000 shares of our common stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No expert or our counsel was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.


Thomas E. Stepp, Jr., Michael J. Muellerleile, Deron M. Colby and Richard C. Reincke ^ are selling shareholders and employees of Stepp Law Group, which serves as our legal counsel. Thomas E. Stepp, Jr. owns 400,000 shares of our common stock, of which 400,000 shares are being offered in this offering. Michael J. Muellerleile owns 400,000 shares of our common stock, of which 400,000 shares are being offered in this offering. Deron M. Colby owns 300,000 shares of our common stock, of which 100,000 shares are being offered in this offering. Richard C. Reincke owns 300,000 shares of our common stock, of which 100,000 shares are being offered in this offering. Amy M. Pontillas, a former employee of Stepp Law Group, is a selling shareholder and owns 100,000 shares of our common stock.


Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------------

Article Six of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of such director's duty of loyalty to us or our security holders;
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us;or
     o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. Ryan A. Neely was issued 600,000 shares of our common stock in exchange for his services as our promoter. The value of the services performed by Mr. Neely was approximately $600.

Description of Business
-----------------------

Our Background.  We were incorporated in Delaware on March 2, 2000.

Our Business. We intend to be a provider of protein products, such as protein bars and protein drinks. We currently sell protein bars which are manufactured by Logic Nutrition, Inc. We have not yet generated any revenues from the sale of those protein bars. We have not yet received any orders for those protein bars. If we generate revenues, we intend to increase our product offerings as well as our marketing activities. We do not have a written agreement with Logic Nutrition, Inc. Logic Nutrition, Inc. has no obligation to provide protein bars to us and, therefore, Logic Nutrition, Inc. may terminate our relationship at any time. In the event that Logic Nutrition, Inc. terminates our relationship, we will not be able to offer protein bars until we establish a relationship with another provider.


To effectuate our business plan during the next three to six months, we must market our protein bars and increase our product offerings. We are currently marketing our protein bars to professional and amateur athletes that participate in alternative or extreme sports and recreational activities such as professional surfing and snowboarding and adventure racing. We currently have sponsor relationships with Joel Fisher and Josh Baxter, two professional surfers, who have agreed to allow us to use their name and image to promote our products. In exchange for using their name and image, we have agreed to provide them with protein bars for their personal consumption. The value of those protein bars that those surfers will receive in exchange for using their name and image is approximately $80 per month. Either party may terminate the agreements at any time.

Our operations to date have been focused on developing our brand name in the alternative or extreme sports industry. Since our inception, our management has conducted word of mouth marketing activities. Work of mouth marketing consists of informing individuals that participate in extreme or alternative sports that we intend to sell and distribute protein products. Our management participates in several extreme or alternative sports including surfing, snowboarding and mountain boarding. Through their participation in those sports, our management has informed other participants that we intend to sell and distribute protein products. In addition, our management has encouraged their friends, family members and business associates to inform their friends, family members and business associates about our business. As a result of developing sponsor relationships with professional athletes in the alternative or extreme sports industry, we have generated minimal revenues as of September 30, 2001. Any revenues generated will be used to increase our products offerings as well as expand our operations.


Our current methods of distribution are via our website and phone or email order. We anticipate that we will have credit card capability on our website by January 2002, which we believe will help process orders. Individual orders via the website will be shipped directly to the customer's residence. Any orders that we receive currently will be shipped via U.S. mail. We intend to establish a relationship with a major shipping company, such as Federal Express or United Parcel Service.


In the event that our current business plan proves to be financially unattractive or unsuccessful, we do not have an alternative business plan, although we do intend to explore alternative business plans. In order to determine whether our current business plan is financially attractive or successful, we believe we need to pursue the plan for a period of at least three years. At the end of that period, we believe we will be able to determine whether our current business plan is financially unattractive or unsuccessful. Factors, which will influence our evaluation, include the amount of revenues that we have generated through that period, our prospects for future revenues and the amount of our assets and liabilities.


Our Website www.drprotein.com. Our current website provides general information about the company and our current address and telephone number. We intend to develop our website to provide easy access to information on topics related to health and nutrition from well-respected third-party sources. We anticipate that we will develop strategic relationships with health-related information sources to offer information on health concerns, nutritional supplements, herbal formulas, drug interactions, homeopathic medicine, diets and therapies. We believe that we be able to develop our website to provide access to information on topics related to health and nutrition by December 2001.

During the next twelve months, we intend to further develop our website. We believe that we can attract significant traffic to our site as a result the sponsor relationships that we have developed with professional athletes in the alternative or extreme sports industry. Therefore, we intend to develop a bulletin board on our website, where consumers can interact with each other and our representatives, including professional athletes.

We also believe that we can use our website to facilitate sales of our products as well as increase brand awareness. We intend to develop our site so that users will be able to provide us with delivery and credit card information directly on our website, which will allow us to process such orders immediately and ship the items ordered. We anticipate that we will have credit card capability on our website by January 2002. We believe our current financial resources will be sufficient to fund the development of credit card capability on our website.

Our Products. Our current products include protein bars, which are manufactured by Logic Nutrition, Inc. The protein bars that we sell and distribute are offered in various flavors, such as chocolate crunch bars, chocolate peanut bars and chocolate raspberry truffle bars. We intend to sell our bars at competitive prices. We also intend to expand our line of protein products to include protein drinks. We hope to begin sales of protein drinks in the first quarter of 2002.

If we generate revenues of more than $50,000 or receive additional financing of at least $50,000, we intend to offer protein bars which have been manufactured by third parties and wrapped in packaging which displays our brand name. Based on informal discussions that our management has conducted with representatives of Logic Nutrition, Inc., we believe that that they will package their bars using our brand name. However, we do not currently have any formal agreement, understanding or arrangement with Logic Nutrition, Inc. We hope to begin offering protein bars packaged with our brand name in the second quarter of 2002.

If we generate revenues of $25,000 from sales of protein bars in the next twelve months, we may expand our product line to include the following:

     o    vitamins, nutritional supplements and minerals;
     o    herbal products;
     o    homeopathic products;
     o    personal care products;
     o    body building products; and
     o    healthcare products.

If we expand our operations to offer a variety of vitamins, nutritional supplements and minerals, herbal, homeopathic and personal care products as well as other healthcare and bodybuilding products, we believe that we will meet the needs of casual, intermediate and sophisticated consumers of vitamins, nutritional supplements and minerals, as well as both brand-loyal and value-oriented customers. We anticipate that those products could come in various formulations and delivery forms, including tablets, capsules, soft gels, liquids and powders. We do not intend to manufacture those products. We do not currently have any source for those products.

Due to the unique nature of the alternative or extreme sports market, we may be able to develop and sell products that are unrelated to protein. For example, we believe that we could develop and sell products, which are commonly used in extreme sports such as suntan lotion and sports apparel. In order to begin sales of these products, we believe we need to generate revenues of more than $50,000 or receive additional financing of at least $50,000. We hope to begin sales of these products by the fourth quarter of 2002.

Our Target Markets and Marketing Strategy. We believe that our primary target market will consist of professional and amateur athletes that participate in alternative or extreme sports and recreational activities such as professional surfing and snowboarding and adventure racing. Our operations to date have been focused on developing our brand name in the alternative or extreme sports industry. Since our inception, we have conducted word of mouth marketing activities. Work of mouth marketing consists of informing individuals that participate in extreme or alternative sports that we intend to sell and distribute protein products. We intend to implement an advertising and marketing campaign to increase awareness of our brand and to acquire new customers through multiple channels, including traditional and online advertising, and the development of strategic relationships. In addition to the specific strategies discussed below, we will seek to maximize the value of our customers by focusing on purchase frequency and customer retention. We hope to achieve purchase frequency and customer retention by offering protein bars that taste good and by attributing an alternative or extreme image to those people who eat our bars. We have conducted taste tests with our target customers and those customers have indicated that our protein bars taste good. We believe those individuals who participate in alternative and extreme sports desire to use products that are associated with that industry. We hope to capitalize on that desire by aligning our bars with the alternative or extreme sports industry.

We also intend to conduct sponsorships and other promotional activities geared towards participants in alternative or extreme sports such as surfing, snowboarding and adventure racing. To conduct sponsorship activities, we intend to develop sponsor relationships with professional athletes who participate in extreme sports and recreational activities. We currently have sponsor relationships with Joel Fisher and Josh Baxter, two professional surfers, who have agreed to allow us to use their name and image to promote our products. In exchange, for using their name and image, we have agreed to provide them with protein bars for their personal consumption. Either party may terminate the agreements at any time. We believe that we can develop sponsor relationships with additional athletes because we believe that traditional consumer product companies typically overlook athletes who participate in extreme sports and recreational activities. For promotional activities, we intend to order to baseball caps and tee shirts, which display our name and logo. Those baseball caps and tee shirts will be given to participants in those sports and used to market our products and develop awareness of our brand. These sponsorship and promotional activities will build our brand image and increase our presence in the market. We are currently marketing our protein bars via word of mouth to professional and amateur athletes that participate in alternative or extreme sports and recreational activities such as professional surfing and snowboarding and adventure racing.


If we generate revenues of $100,000 or obtain financing of $100,000, we intend to pursue a traditional media-based advertising campaign that may include television, radio, print, outdoor and event-based advertising. We may purchase advertising in the health and nutrition magazines in which other vitamin and nutritional supplement retailers have successfully advertised. We hope to begin traditional media-based advertising campaign by the first quarter of 2003. That timeframe could be earlier if we obtain financing. We intend to expand our activities to include targeted online advertising to promote both our brand name and specific merchandising opportunities. We also intend to purchase additional banner and other forms of online advertising to create online awareness, reach new consumers and convert current vitamin, nutritional supplement and mineral shoppers into our customers. Our online advertising will include targeted websites oriented to appropriate health and lifestyle groups, as well as broader campaigns on portals and mass audience websites.

Growth Strategy. Our objective is to become a dominant provider of protein products and nutritional supplements. We intend to establish Dr. Protein as a leading consumer brand for the extreme sports industry. We anticipate that we will pursue an aggressive marketing strategy, both through the Internet and athlete sponsorships. Key elements of our strategy include:


     o create awareness of our products and services in the extreme or alternative sports industry.
     o    continue and expand our website.
     o increase the number of Internet users to our website. We believe that we can achieve this goal by entering into affiliate marketing relationships with websites that attract extreme sports participants. Affiliate marketing means that we would place a link to our website or a banner advertisement on the websites of other companies in exchange for placing their link or banner advertisement on our website. We currently do not have plans, agreements, understandings or arrangements to engage in any affiliate marketing.
     o    increase our relationships with clients and extreme athletes.
     o provide additional services to consumers. Those services may include providing information concerning our protein products and over the counter vitamins and herbal supplements. Our president, a licensed pharmacist, has experience with our protein products as well as vitamins and herbal supplements and therefore can provide that information.
     o pursue relationships with joint venture candidates which will support our development. For example, a potential joint venture candidate could include a company that provides equipment, such as mountain boards, to athletes that participate in alternative or extreme sports. We believe that such a relationship could support our development by providing greater access to potential customers. We currently do not have plans, agreements, understandings or arrangements to engage in joint ventures.

Our Intellectual Property. We currently own a California state trademark for our corporate logo. The duration of that trademark is ten years. We also own the following domain names: www.drprotein.com, www.proteinpros.com, and www.doctorprotein.com. Our rights to those domain names expire on February 24, 2002, although we can renew our rights to those domain names for additional years for an additional fee of $35 per year. We anticipate that we will renew those domain names when they expire.

Our Supplier. Our products are currently supplied by Logic Nutrition, Inc. a California corporation. We anticipate that we will be able to develop relationships with additional suppliers so that we will have alternative suppliers in the event that our current supplier does not desire or is unable to supply a sufficient amount of products to meet our customers' requirements. In order to develop relationships with other suppliers, our management has been taste testing protein bars that are currently manufactured by other suppliers. We intend to begin contacting those suppliers of protein bars that we believe taste good to inquire about whether they would be interest in providing bars to us. We also plan to enter arrangements with other suppliers to diversify our product offerings. However, we do not currently have any formal agreement, understanding or arrangements with any other suppliers. We do not know when we will be able to secure a relationship with another supplier although we hope to secure another relationship by the first quarter of 2002. We do not believe that we need to generate any revenues to in order to develop relationships with other suppliers because we were able to secure a relationship with Logic Nutrition, Inc. without any revenues. Logic Nutrition, Inc. has indicated to us that their willingness to work with us is due to their desire to work with the athletes that we sponsor, specifically our professional surfers.


We do not have a written agreement with Logic Nutrition, Inc. Logic Nutrition, Inc. has no obligation to provide protein bars to us and, therefore, Logic Nutrition, Inc. may terminate our relationship at any time. Logic Nutrition, Inc. currently provides protein bars to us at 40% below their suggested retail price. We do not have any oral agreements, understandings or arrangements concerning the number of bars that Logic Nutrition, Inc. will supply to us. In the event that Logic Nutrition, Inc. terminates our relationship, we will not be able to offer protein bars until we establish a relationship with another provider. We hope to enter into a written, long-term agreement with Logic Nutrition, Inc., although we cannot guaranty that we will be able to enter into such an agreement.


Our Competition. The protein product and nutritional supplement markets are highly fragmented and competitive. Protein products and nutritional supplements are sold through a number of channels, including retail, catalog and mail order, direct selling and online commerce. Each of these channels offers a varying degree of convenience, selection, quality, information, price and privacy. Retail is the largest of these channels. The retail channel includes food stores, drugstores and mass merchandisers.

In addition, the online commerce market in which we operate is new, rapidly evolving and highly competitive. The Internet plays an increasingly significant role in communication, information and commerce. We expect competition to intensify in the future because current and new competitors can launch websites at a relatively low cost. We compete with a variety of companies, including health and natural specialty retailers, drugstores, supermarkets and grocery stores and mass merchant retailers. Current and new competitors may be able to establish products at a relatively low cost and relatively quickly. Our competitors may operate in one or more distribution channels, including online commerce, retail stores, catalog operations or direct selling.

We compete directly with other companies and businesses that have developed and are in the process of developing a platform for Internet based purchases of vitamin, nutritional and mineral supplements, which will be competitive with the products developed and offered by us. Many of these competitors have greater financial and other resources, and more experience in research and development, than us. There can be no assurance that other products, which are functionally equivalent or similar to our products, are not marketed or will not be marketed.


Government Regulation. Because the market for protein products and nutritional supplements is relatively new, there is little common law or regulatory guidance that clarifies the manner in which government regulation impacts online sales. The two principal federal agencies that regulate dietary supplements, including vitamins, nutritional supplements and minerals, are the FDA and the FTC. FDA regulations govern claims that assert the health or nutritional value of a product. FTC regulations make it unlawful to disseminate misleading advertising. If we begin to private label our protein bars, we must comply with those regulations concerning the health or nutritional value of our products and our advertising associated with those products. Although our supplier labels our current products, we must ensure that their labels comply with those regulations. We must also comply with those regulations with respect to the information that is provided on our website. Many FDA and FTC remedies and processes, including imposing civil penalties and commencing criminal prosecution, are available under federal statutes and regulations if product claims violate the law. Similar enforcement action may also result from noncompliance with other regulatory requirements, such as FDA labeling rules. If the claims that are asserted for the products that we sell and distribute violate the law, we may be forced to pay significant civil penalties. ^

Online commerce is new and rapidly changing, and federal and state regulations relating to the Internet and online commerce are relatively new and evolving. Due to the increasing popularity of the Internet, it is possible that laws and regulations may be enacted to address issues such as user privacy, pricing, content, copyrights, distribution, antitrust matters and the quality of products and services. The adoption of these laws or regulations could reduce the rate of growth of the Internet, which could potentially decrease the usage of our website and harm our ability to conduct operations via our website. In addition, the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, libel, obscenity and personal privacy is uncertain. Most of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues of the Internet. The uncertainty concerning those regulations may force us to take actions to protect our intellectual property in order to preserve any brand awareness that we have developed or may develop in the future. New laws applicable to the Internet may impose substantial burdens on companies conducting online commerce, which may affect our ability to use our website as our center of operations.

Our Research and Development. We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future.

Employees. As of October 25, 2001, we have two part time employees. We believe that our relations with our employees are good. We are not a party to any collective bargaining agreements.

Facilities. Our administrative office is approximately 200 square feet and is located at 1102 Buena Vista, San Clemente, California 92672. This office is located in the personal residence of Michelle Mirrotto, our president, secretary and one of our directors. We have complete ownership of this office and we do not share this office with any other business. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations
------------------------------------------------------------------------

Our Plan of Operation for the Next Twelve Months. We have recently generated minimal revenues from operations. To effectuate our business plan during the next three to six months, we must continue to market our protein bars and increase our product offerings. We are currently marketing our protein bars to professional and amateur athletes that participate in alternative or extreme sports and recreational activities such as professional surfing and snowboarding and adventure racing. To expand our marketing activities, we intend to develop sponsor relationships with professional athletes who participate in extreme sports and recreational activities. We believe that we can develop additional sponsor relationships with those athletes because traditional consumer product companies typically overlook those athletes. We currently have sponsor relationships with two professional surfers, who have agreed to allow us to use their name and image to promote our products.

Our plan of operation is materially dependent on our ability to generate revenues. Our operations to date have been focused on developing our brand name in the alternative or extreme sports industry. As a result of developing sponsor relationships with professional athletes in the alternative or extreme sports industry, we believe that we will generate revenues in the next three months. Any revenues generated will be used to increase our products offerings as well as expand our operations.

During the next twelve months, we intend to further develop our website. We believe that we can attract significant traffic to our site as a result the sponsor relationships that we have developed with professional athletes in the alternative or extreme sports industry. Therefore, we intend to develop a bulletin board on our website, where consumers can interact with each other and our representatives, including professional athletes. We believe that we can use our website to facilitate sales of our products as well as increase brand awareness.

We have cash of $26,487 as of June 30, 2001. In the opinion of management, available funds will satisfy our working capital requirements through February 2002. In order to conduct operations for the next twelve months, we believe that we will need an additional $10,000. If we do not generate revenues, our expenses will be limited to the day-to-day expenditures necessary to conduct business. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we may need to raise additional capital of at least $25,000 to expand our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to continue operations. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues. Our auditors have not expressed a going-concern opinion.

We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. We do not anticipate that we will purchase or sale of any significant equipment. In the event that we generate significant revenues and expand our operations, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.



Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

============================= ===================== ==========================
              Property         June 30, 2001            December 31, 2000
----------------------------- --------------------- --------------------------
Cash                                       $26,487                         $0
----------------------------- --------------------- --------------------------
Property and Equipment, net                     $0                         $0
============================= ===================== ==========================

Our Facilities. Our headquarters are located at 1102 Buena Vista, San Clemente, California 92672. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Certain Relationships and Related Transactions
----------------------------------------------

On September 22, 2001, Michelle Mirrotto, our president, secretary and one of our directors, married Ryan A. Neely, our promoter.


On March 3, 2000, Ryan A. Neely was issued 600,000 shares of our common stock in exchange for his services as our promoter. Those services were valued at $600.


John D. Muellerleile, our treasurer and one of our directors, is the brother of Michael J. Muellerleile, one of our shareholders and an employee of Stepp Law Group, which serves as our legal counsel.

Michelle Mirrotto, our president, secretary and one of our directors, currently provides our office space to us at no charge.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o    disclosing such transactions in prospectus' where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o    obtain uninterested directors consent; and
     o    obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When this registration statement becomes effective, we will be a reporting company pursuant to the Securities Exchange Act of 1934. We will be required file annual, quarterly and periodic reports with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

725,550 shares of our common stock can be sold pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933. Rule 144 provides, among other things, that persons holding restricted securities for a period of one year may each sell, assuming all of the conditions of Rule 144 are satisfied, in brokerage transactions every three months an amount of restricted securities equal to one percent of our outstanding shares of common stock, or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, which ever is more. Rule 144 also provides that, after holding such securities for a period of two years, a nonaffiliate of the company may sell those securities without restriction, other than the requirement that we are current with respect to our information reporting requirements.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act for sale by security holders. The approximate number of holders of record of shares of our common stock is twenty nine.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and o such other information and is in such form including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.


Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our Chief Executive Officer and our other executive officers whose total annual salary and bonus are anticipated to exceed $50,000 during the year ending December 31, 2001. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

=============================== ======= ============= ============= ===================== =====================
Name and Principal Position      Year      Annual      Bonus ($)        Other Annual           All Other
                                         Salary ($)                   Compensation ($)        Compensation
------------------------------- ------- ------------- ------------- --------------------- ---------------------
Michelle Mirrotto - president,  2001        None          None              None                  None
secretary
------------------------------- ------- ------------- ------------- --------------------- ---------------------
John Muellerleile - treasurer   2001        None          None              None                  None
=============================== ======= ============= ============= ===================== =====================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our board of directors.

Employment Contracts. We anticipate that we will enter into an employment agreement with Michelle Mirotto by the second quarter of 2002, although we do not know the terms of that proposed agreement.

Stock Option Plan. We anticipate that we will adopt a stock option plan by the second quarter of 2002, pursuant to which shares of our common stock will be reserved for issuance to satisfy the exercise of options. The stock option plan will be designed to retain qualified and competent officers, employees, and directors. Our board of directors, or a committee thereof, shall administer the stock option plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Options will be granted pursuant to the provisions of the stock option plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our board of directors. Options granted pursuant to the stock option plan shall not be exercisable after the expiration of ten years from the date of grant.

Financial Statements
--------------------








                              DR. PROTEIN.COM, INC.
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                              DR. PROTEIN.COM, INC.
                          (a development stage company)

                                    CONTENTS




                                                                           PAGE
                                                                           ----
Independent Accountant's  Report                                             1

Financial Statements (Unaudited)

     Balance Sheet                                                           2

     Statements of Operations                                                3

     Statement of Changes in Stockholders' Equity                            4

     Statements of Cash Flows                                                5

     Notes to Financial Statements                                           6

                         Independent Accountant's Report



To the Stockholders of
Dr. Protein.com, Inc.


         I have reviewed the accompanying balance sheet of Dr. Protein.com, Inc. (a development stage company) as of June 30, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the six months then ended and for the period March 2, 2000 (inception) through June 30, 2001. All information included in these financial statements is the representation of the management of Dr. Protein.com, Inc.

         I conducted my review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

         Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles in the United States.



                                        /s/ Quintanilla
                                        A Professional Accountancy Corporation
                                        Laguna Niguel, California


                                        July 31, 2001

                              DR. PROTEIN.COM, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                  JUNE 30, 2001

                                   (UNAUDITED)

                                     ASSETS
                                     ------
Current assets
    Cash                                                       $         26,487
    Other current assets                                                   ---
                                                               ----------------

       Total current assets                                             26,487

Other assets                                                               ---
                                                               ----------------

       Total assets                                            $        26,487
                                                               ================



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
Current liabilities
    Accounts payable and accrued expenses                      $         1,500
                                                               ----------------

       Total current liabilities                                         1,500
                                                               ----------------

Stockholders' Equity
    Preferred stock, $.001 par value;
       Authorized shares-- 5,000,000
       Issued and outstanding shares-- 0
                                                                            --
    Common stock, $.001 par value;
       Authorized shares-- 50,000,000
       Issued and outstanding shares-- 6,395,000                         6,395
    Additional paid-in capital                                          30,043
    Deficit accumulated during the development stage                   (11,451)
                                                               ----------------

       Total stockholders' equity                                       24,987
                                                               ----------------

          Total liabilities and stockholders' equity           $        26,487
                                                               ================



                 See accompanying notes to financial statements.

                              DR. PROTEIN.COM, INC.
                          (a development stage company)

                            STATEMENTS OF OPERATIONS

                                   (UNAUDITED)



                                                          SIX MONTHS          MARCH 2, 2000
                                                            ENDED             (INCEPTION) -
                                                        JUNE 30, 2001         JUNE 30, 2001
                                                      -----------------     -----------------
Revenues
    Sales                                             $             ---     $             ---
    Less: returns and allowances                                   (---)                 (---)
                                                      -----------------     -----------------

       Net revenues                                                 ---                   ---
                                                      -----------------     -----------------


Operating expenses
    Consulting services                                             ---                 1,850
    Legal and professional fees                                   3,463                 6,513
    Occupancy                                                     1,158                 3,088
                                                      -----------------     -----------------

       Total operating expenses                                   4,621               (11,451)
                                                      -----------------     -----------------

Loss from operations                                             (4,621)              (11,451)
                                                      -----------------     -----------------

Provision for income tax expense (benefit)                          ---                   ---
                                                      -----------------     -----------------

Net loss/Comprehensive loss                           $          (4,621)    $         (11,451)
                                                      =================     =================

Net loss per common share-- basic and diluted         $            (---)     $           (---)
                                                      =================     =================

Weighted average of common shares-- basic and diluted         4,368,100             3,759,500
                                                      =================     =================




                 See accompanying notes to financial statements.

                              DR. PROTEIN.COM, INC.
                          (a development stage company)

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 MARCH 2, 2000 (INCEPTION) THROUGH JUNE 30, 2001

                                   (UNAUDITED)


                                             Common Stock           Additional
                                             ------------            Paid-In      Accumulated
                                         Shares         Amount       Capital        Deficit         Total
                                      ------------    -----------  -----------    -----------    -----------
Balance, March 2, 2000                         ---    $       ---  $       ---    $       ---    $       ---

Issuance of common stock,
  March 3, 2000                          3,400,000          3,400          ---            ---          3,400

Cost of occupancy
  contributed by officer                       ---            ---        1,930            ---          1,930

Net loss/Comprehensive loss                    ---            ---          ---         (6,830)        (6,830)
                                      ------------    -----------  -----------    -----------    -----------

Balance, December 31, 2000               3,400,000          3,400        1,930         (6,830)        (1,500)
                                      ------------    -----------  -----------    -----------    -----------

Issuance of common stock,
  March 18, 2001                         1,000,000          1,000        9,000            ---         10,000

Issuance of common stock,
  June 28, 2001                          1,995,000          1,995       17,955            ---         19,950

Cost of occupancy
  contributed by officer                       ---            ---        1,158            ---          1,158

Net loss/Comprehensive loss                    ---            ---          ---         (4,621)        (4,621)
                                      ------------    -----------  -----------    -----------    -----------

Balance, June 30, 2001                   6,395,000    $     6,395  $    30,043    $   (11,451)   $    24,987
                                      ============    ===========  ===========    ===========    ===========




                 See accompanying notes to financial statements.

                              DR. PROTEIN.COM, INC.
                          (a development stage company)

                            STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)

                                                                  SIX MONTHS          MARCH 2, 2000
                                                                     ENDED            (INCEPTION) -
                                                                 JUNE 30, 2001        JUNE 30, 2001
CASH FLOWS FROM OPERATING ACTIVITIES                           -----------------    -----------------
    Net loss                                                   $          (4,621)   $         (11,451)
    Adjustments  to  reconcile  net  loss to net  cash
      used in  operating  activities
    Cost of consulting services paid with common stock                       ---                1,850
    Cost of legal services paid with common stock                            ---                1,550
    Occupancy cost contributed by officer                                  1,158                3,088
    Changes in operating assets and liabilities
          Increase in accounts payable and accrued expenses                  ---                1,500
                                                               -----------------    -----------------

              Net cash used in operating activities                       (3,463)              (3,463)
                                                               -----------------    -----------------

CASH FLOWS FROM INVESTING ACTIVITIES                                         ---                  ---
                                                               -----------------   ------------------

              Net cash provided by investing activities                      ---                  ---
                                                               -----------------    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock                                29,950               29,950
                                                               -----------------    -----------------

              Net cash provided by financing activities                   29,950               29,950
                                                               -----------------    -----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                 26,487               26,487

CASH AND CASH EQUIVALENTS, beginning of period                               ---                  ---
                                                               -----------------    -----------------

CASH AND CASH EQUIVALENTS, end of period                       $          26,487    $          26,487
                                                               =================    =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Income taxes paid                                                        ---                  ---
                                                               -----------------    -----------------
    Interest paid                                                            ---                  ---
                                                               -----------------    -----------------

    Non-cash financing activities
      During the period March 2, 2000 (inception) through June 30, 2001, the Company issued 3,400,000 shares of its common stock to its President, Secretary and third parties for services valued at $3,400.



                 See accompanying notes to financial statements.

                              DR. PROTEIN.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                                   (UNAUDITED)

Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

         Business Description - Dr. Protein.com, Inc. (the "Company") was incorporated in the state of Delaware on March 2, 2000. The Company provides vitamins and nutritional supplements and minerals including herbal formulas and homeopathic products via the Internet. The Company is headquartered in San Clemente, California.

         Cash and Cash Equivalents - For purposes of the balance sheet and statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

         Fair Value of Financial Instruments - The carrying value of cash, accounts receivable and accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

         Recognition of Revenues and Costs of Goods Sold - The Company records revenues upon shipment to its customers and collectibility is reasonably assured The Company will also provide an allowance for returns when experience is established. Cost of goods sold consists of the payroll and related expenses of personnel used and the purchase price of products sold including inbound and outbound shipping charges.

         Income Taxes - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

         Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period.

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              DR. PROTEIN.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                                   (UNAUDITED)

Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         New Accounting Pronouncements - In March 2000, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on EITF Issue 00-2, "Accounting for Web Site Development Costs." This consensus provides guidance on what types of costs incurred to develop Web sites should be capitalized or expensed. Upon incorporation in March 2000, the Company adopted this consensus. Such capitalized costs, when applicable, are to be included in "Fixed assets, net" and will be depreciated over a period of two years.

         In September 2000, the EITF reached a final consensus on EITF Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." This consensus requires that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenue and should be classified as revenue.

NOTE 2 - BASIS OF PRESENTATION

         The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.

NOTE 3 - CONTINGENCIES

         As shown in the accompanying financial statements, the Company has incurred a net operating loss of $11,451 since inception for the period ended June 30, 2001.

         The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards associated with the Internet marketplace (e-commerce) will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained.

NOTE 4 - ACCRUED EXPENSES

         Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by outside, third parties and by the founders. As such, there is no accrual for wages or compensated absences as of June 30, 2001.

                              DR. PROTEIN.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                                   (UNAUDITED)

NOTE 5 - COMMON STOCK

         On March 3, 2000, the Company issued 1,850,000 shares of its common stock to its officers and founders for consulting services and 1,550,000 shares of its common stock to various individuals for legal services rendered in connection with the initial start-up and organization costs incurred. Since there was no readily available market value at the time the services were rendered, par value of $0.001 per share was considered as a reasonable estimate of fair value by all parties.

         On March 18, 2001, the Company issued 1,000,000 shares of its common stock to an officer and director for cash of $10,000. Since the Company was drafting a Private Placement Memorandum Offering (as described in the following paragraph), the Company utilized the value of its common stock associated with that offering of $0.01 per share. This amount was considered a reasonable estimate of fair value between the Company and the officer.

         On June 30, 2001, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on March 31, 2001, the Company issued 1,995,000 shares of its common stock at $0.01 per share for a total of $19,950.


NOTE 6 - INCOME TAXES

         At June 30, 2001, the Company has available for federal income tax purposes a net operating loss carryforwards of approximately $11,451, expiring 2015 and 2016, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

         In addition, the Company has deferred tax assets of approximately $1,750 at June 30, 2001. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and, therefore, a valuation allowance of ($1,750) has been provided for the deferred tax assets.


NOTE 7 - RELATED PARTY TRANSACTIONS

         On March 3, 2000, the Company issued 1,850,000 shares of its common stock to its current officers for services as described in Note 5.

         On March 18, 2001, the Company issued 1,000,000 shares of its common stock to an officer and director for cash of $10,000 as previously discussed in
Note 5.

         The Company occupies office space provided by its officer. Accordingly, occupancy costs have been allocated to the Company based on the square foot percentage assumed multiplied by the officer's total monthly costs. These amounts are shown in the accompanying statement of operations for the six months ended June 30, 2001 and for the period March 3, 2000 (inception) through June 30, 2001 and are considered additional contributions of capital by the officer to the Company.

                              DR. PROTEIN.COM, INC.
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

                              DR. PROTEIN.COM, INC.
                          (a development stage company)

                                    CONTENTS





                                                                           PAGE
                                                                           ----
Independent Auditor's Report                                                1

Financial Statements:

     Balance Sheet                                                          2

     Statement of Operations                                                3

     Statement of Changes in Stockholders' Deficit                          4

     Statement of Cash Flows                                                5

     Notes to Financial Statements                                          6

                          Independent Auditor's Report



To the Stockholders of
Dr. Protein.com, Inc.


         I have audited the accompanying balance sheet of Dr. Protein.com, Inc., a development stage company, as of December 31, 2000, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period March 2, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dr. Protein.com, Inc., a development stage company, as of December 31, 2000, and the results of its operations and its cash flows for the period March 2, 2000 (inception) through December 31, 2000 in conformity with generally accepted accounting principles.




                                         /s/ Quintanilla

                                         A Professional Accountancy Corporation
                                         Laguna Niguel, California

                                         July 31, 2001

                              DR. PROTEIN.COM, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                DECEMBER 31, 2000



                                     ASSETS
                                     ------
Current assets
    Cash                                                       $           ---
    Other current assets                                                   ---
                                                               ----------------

       Total current assets                                                ---

Other assets                                                               ---
                                                               ----------------

       Total assets                                            $           ---
                                                               ================



                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

Current liabilities
    Accounts payable and accrued expenses                      $         1,500
                                                               ----------------

       Total current liabilities                                         1,500
                                                               ----------------

Contingencies

Stockholders' Deficit
    Preferred stock, $.001 par value;
       Authorized shares-- 5,000,000
       Issued and outstanding shares-- 0                                   ---
    Common stock, $.001 par value;
       Authorized shares-- 50,000,000
       Issued and outstanding shares-- 3,400,000                         3,400
    Additional paid-in capital                                           1,930
    Deficit accumulated during the development stage                    (6,830)
                                                               ----------------

       Total stockholders' deficit
                                                                        (1,500)

          Total liabilities and stockholders' deficit          $           ---
                                                               ================




                 See accompanying notes to financial statements.

                              DR. PROTEIN.COM, INC.
                          (a development stage company)

                             STATEMENT OF OPERATIONS

               MARCH 2, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000



Revenues
    Sales                                                     $            ---
    Less: returns and allowances                                          (---)
                                                              -----------------

       Net revenues                                                        ---
                                                              -----------------

Direct costs
    Production design and development                                      ---
                                                              -----------------

       Total direct costs                                                  ---
                                                              -----------------

Gross margin                                                               ---
                                                              -----------------

Operating expenses
    Consulting services                                                  1,850
    Legal and accounting fees                                            3,050
    Occupancy                                                            1,930
                                                              -----------------

       Total operating expenses                                          6,830
                                                              -----------------

Loss from operations                                                    (6,830)
                                                              -----------------

Provision for income tax expense (benefit)                                 ---
                                                              -----------------

Net loss/Comprehensive loss                                   $         (6,830)
                                                              =================

Net loss per common share-- basic and diluted                 $           (---)
                                                              =================

Weighted average of common shares-- basic and diluted                3,400,000
                                                              =================




                 See accompanying notes to financial statements.

                              DR. PROTEIN.COM, INC.
                          (a development stage company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

               MARCH 2, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000


                                             Common Stock             Additional
                                            --------------              Paid-In        Accumulated
                                         Shares          Amount         Capital          Deficit              Total
                                      ------------    -----------     -----------     ------------        ------------
Balance, March 2, 2000                         ---    $       ---     $       ---     $        ---        $        ---

Issuance of common stock,
  March 3, 2000                          3,400,000          3,400             ---              ---               3,400

Cost of occupancy
  contributed by officer                       ---            ---           1,930              ---               1,930

Net loss/Comprehensive loss                    ---            ---             ---           (6,830)             (6,830)
                                      ------------    -----------     -----------     ------------         ------------

Balance, December 31, 2000               3,400,000    $     3,400     $     1,930     $     (6,830)        $    (1,500)
                                      ============    ===========     ===========     ============         ============




                See accompanying notes to financial statements.

                              DR. PROTEIN.COM, INC.
                          (a development stage company)

                             STATEMENT OF CASH FLOWS

               MARCH 2, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000



CASH FLOWS FROM OPERATING ACTIVITIES

    Net loss                                                  $          (6,830)
    Adjustments to reconcile net loss to net cash used in
    operating activities
       Cost of consulting services paid with common stock                 1,850
       Cost of legal services paid with common stock                      1,550
       Occupancy cost contributed by officer                              1,930
       Changes in operating assets and liabilities
          Increase in accounts payable and accrued expenses               1,500
                                                                          -----

              Net cash provided by operating activities                     ---
                                                                            ---

CASH FLOWS FROM INVESTING ACTIVITIES                                        ---
                                                               ----------------

              Net cash provided by investing activities                     ---
                                                               ----------------

CASH FLOWS FROM FINANCING ACTIVITIES                                        ---
                                                               ----------------

              Net cash provided by financing activities                     ---
                                                               ----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                   ---

CASH AND CASH EQUIVALENTS, beginning of period                              ---
                                                               ----------------

CASH AND CASH EQUIVALENTS, end of period                       $            ---
                                                               ================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Income taxes paid                                          $            ---
                                                               ================
    Interest paid                                              $            ---
                                                               ================




                 See accompanying notes to financial statements.

                              DR. PROTEIN.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

         Business Description - Dr. Protein.com, Inc. (the "Company") was incorporated in the state of Delaware on March 2, 2000. The Company is in the development stage as further discussed in Note 2 and intends to provide vitamins and nutritional supplements and minerals including herbal formulas and homeopathic products via the Internet. The Company is headquartered in San Clemente, California.

         Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. At December 31, 2000, the Company had no cash or cash equivalents.

         Fair Value of Financial Instruments - The carrying value of accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

         Recognition of Revenues and Costs of Goods Sold - Once revenues are generated, the Company will record revenues upon shipment to its customers and collectibility is reasonably assured The Company's standard shipping terms are FOB shipping point. The Company will also provide an allowance for returns when experience is established. Cost of goods sold will consist of the payroll and related expenses of personnel used and the purchase price of products sold including inbound and outbound shipping charges.

         Income Taxes - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

         Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period.

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              DR. PROTEIN.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         New Accounting Pronouncements - In March 2000, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on EITF Issue 00-2, "Accounting for Web Site Development Costs." This consensus provides guidance on what types of costs incurred to develop Web sites should be capitalized or expensed. Upon incorporation in March 2000, the Company adopted this consensus. Such capitalized costs, when applicable, are to be included in "Fixed assets, net" and will be depreciated over a period of two years.

         In September 2000, the EITF reached a final consensus on EITF Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." This consensus requires that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenue and should be classified as revenue.


NOTE 2 - CONTINGENCIES

         As shown in the accompanying financial statements, the Company has incurred a net operating loss of $6,830 since inception for the year ended December 31, 2000.

         The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards associated with the Internet marketplace (e-commerce) will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained.


NOTE 3 - ACCRUED EXPENSES

         Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by outside, third parties and by the founders. As such, there is no accrual for wages or compensated absences as of December 31, 2000.


NOTE 4 - COMMON STOCK

         On March 3, 2000, the Company issued 1,850,000 shares of its common stock to its officers and founders for consulting services and 1,550,000 shares of its common stock to various individuals for legal services rendered in connection with the initial start-up and organization costs incurred. Since there was no readily available market value at the time the services were rendered, par value of $0.001 per share was considered as a reasonable estimate of fair value by all parties.

                              DR. PROTEIN.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



NOTE 5 - INCOME TAXES

         At December 31, 2000, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $6,830, expiring 2015, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

         In addition, the Company has deferred tax assets of approximately $1,100 at December 31, 2000. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and, therefore, a valuation allowance of ($1,100) has been provided for the deferred tax assets.


Note 6 - SUBSEQUENT EVENTS

         On March 18, 2001, the Company issued 1,000,000 shares of its common stock to an officer and director for cash of $10,000. Since the Company was drafting a Private Placement Memorandum Offering (as described in the following paragraph), the Company utilized the value of its common stock associated with that offering of $0.01 per share. This amount was considered a reasonable estimate of fair value between the Company and the officer.

         On June 30, 2001, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on March 31, 2001, the Company issued 1,995,000 shares of its common stock at $0.01 per share for a total of $19,950.


NOTE 7 - RELATED PARTY TRANSACTIONS

         On March 3, 2000, the Company issued 1,850,000 shares of its common stock to its current officers for services as described in Note 4.

         The Company occupies office space provided by its officer. Accordingly, occupancy costs have been allocated to the Company based on the square foot percentage assumed multiplied by the officer's total monthly costs. These amounts are shown in the accompanying statement of operations for the period March 3, 2000 (inception) through December 31, 2000 and are considered additional contributions of capital by the officer to the Company.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In May 2001, our Board of Directors appointed Quintanilla Accountancy Corporation, independent accountant, to audit our financial statements for the period from March 2, 2000, our date of formation, through December 31, 2000. Prior to our appointment of Quintanilla Accountancy Corporation as our auditor, our financial statements had not been audited.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

Legal Matters
-------------

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by Stepp Law Group, located in Newport Beach, California.

Experts
-------

Our financial statements for the period from March 2, 2000, our date of formation, through December 31, 2000, appearing in this prospectus which is part of a Registration Statement have been reviewed and audited, respectively, by Quintanilla Accountancy Corporation, and are included in reliance upon such reports given upon the authority of Quintanilla Accountancy Corporation, as experts in accounting and auditing.

Additional Information
----------------------

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

Part II - Information Not Required In Prospectus
------------------------------------------------

Indemnification of Directors and Officers
-----------------------------------------

Article Six of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for:

     o any breach of such director's duty of loyalty to us or our security holders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Our Certificate of Incorporation provides that we will indemnify our directors to the extent permitted by Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary under the Delaware General Corporation Law. Our Certificate of Incorporation also provides that to the extent that Delaware General Corporation Law is amended to permit further indemnification, we will so indemnify our directors.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

========================================= ==================== ================
Registration Fees                         Approximately                $116.03
----------------------------------------- -------------------- ----------------
Transfer Agent Fees                       Approximately                $650.00
----------------------------------------- -------------------- ----------------
Costs of Printing and Engraving           Approximately                $500.00
----------------------------------------- -------------------- ----------------
Legal Fees                                Approximately              $5,000.00
----------------------------------------- -------------------- ----------------
Accounting Fees                           Approximately              $3,500.00
========================================= ==================== ================

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In June 2001, we issued 1,995,000 shares of our common stock to eighteen investors for $0.01 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. We believe that each purchaser who was not an accredited investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of these shares. The net proceeds to us were $19,950.

In March 2001, we issued 1,000,000 shares of our common stock to Michelle Mirrotto, our president, secretary and one of our directors, in exchange for $.01 per share, or $10,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. There were no commissions paid on the sale of these shares.

On March 3, 2000, we issued 1,500,000 shares of our common stock to Thomas E. Stepp, Jr., Michael Muellerleile, Deron Colby, Richard Reincke and Amy Pontillas in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for legal services that were provided to us, which were valued at $1,500.

On March 3, 2000, we issued 1,900,000 shares of our common stock to John D. Muellerleile, our treasurer and one of our directors, Renee Y. Close, Cindy Bergendahl, Suzanne Muellerleile, Sharareh Frouzesh, Ryan Neely and Christopher
A. Cota, in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $1,900. Ryan A. Neely was issued his shares of common stock in exchange for services as our promoter. Renee Y. Close was issued her shares of common stock in exchange for graphic design services used in developing our corporate logo. John D. Muellerleile, Cindy Bergendahl, Suzanne Muellerleile, Sharareh Frouzesh and Christopher A. Cota received their share in exchange for developing our business plan.

Exhibits
--------

         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------

1.                         Underwriting Agreement (not applicable)

3.1                        Certificate of Incorporation*

3.2                        Bylaws*

5.                         Opinion Re: Legality*

8.                         Opinion Re: Tax Matters (not applicable)

11.                        Statement Re: Computation of Per Share Earnings**

15.                        Letter on unaudited interim financial information
                           (not applicable)

23.1                       Consent of Auditors

23.2                       Consent of Counsel***

24. Power of Attorney is included on the Signature Page of the Registration Statement

* Included in registration statement on Form SB-2 that was filed on August 10, 2001.
**       Included in Financial Statements
***      Included in Exhibit 5

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.  We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration
                           Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Newport Beach, California, on October 25, 2001.

                                 Dr. Protein.com, Inc.
                                 a Delaware corporation


                                 By:      /s/ Michelle Mirrotto
                                          ------------------------------------
                                          Michelle Mirrotto
                                 Its:     president, secretary, and a director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


/s/ Michelle Mirrotto                            October 25, 2001
------------------------------------
Michelle Mirrotto
president, secretary and a director


/s/ John Muellerleile                            October 25, 2001
------------------------------------
John Muellerleile
treasurer, principal accounting officer and a director